As filed with the Securities and Exchange Commission on March 15, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Giant Industries, Inc.

(Exact name of registrants as specified in their charters)

Delaware	86-0642718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23733 North Scottsdale Road

Scottsdale, Arizona 85255
(480) 585-8888
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Kim H. Bullerdick

Vice President, General Counsel, and Secretary
Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona 85255
(480) 585-8888
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Karen C. McConnell

Fennemore Craig, P.C.
3003 North Central, Suite 2600
Phoenix, Arizona 85012-2913
(602) 916-5000

     Approximate date of commencement of proposed sale to public:  From time to time, following the effective date of this registration statement, as determined by Giant Industries, Inc.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Class of Securities	Aggregate Offering	Amount of
to be Registered	Price(1)(2)	Registration Fee(3)

Debt securities, preferred stock, common stock and debt and equity warrants and an indeterminate amount of debt securities, preferred stock and common stock as may be issued upon conversion or exchange for any other securities registered hereunder that provide for conversion into debt securities, preferred stock or common stock	(4)	(4)

Guarantees of debt securities	(4)	(4)

Stock purchase contracts and stock purchase units	(4)	(4)

Units	(4)	(4)

Total	$300,000,000	$38,010

(1)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2)	Such amount represents the principal amount of any debt securities or convertible debt securities issued at their principal amount, the issue price rather than the principal amount of any debt securities or convertible debt securities issued at original issue discount, the liquidation preference of any preferred stock, the amount computed pursuant to Rule 457(c) under the Securities Act for any common stock, the issue price of any stock or debt warrants, the exercise price of any securities registered hereunder that are issuable upon the exercise of any stock or debt warrants and the initial public offering price of any preferred or convertible preferred stock. Registrants listed on Table of Additional Registrants may fully and unconditionally guarantee on an unsecured basis our debt securities. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of our debt securities that are being registered concurrently.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act in respect of the up to $300,000,000 aggregate offering price of the securities registered hereunder.

(4)	Omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

State or
	Other	I.R.S. Employer
	Jurisdiction of	Identification
Name	Incorporation	Number

Giant Industries Arizona, Inc.	AZ	86-0218157
Ciniza Production Company	NM	74-2468207
Giant Stop-N-Go of New Mexico, Inc.	NM	85-0389396
Giant Four Corners, Inc.	AZ	86-0739055
Phoenix Fuel Co., Inc.	AZ	86-0109486
San Juan Refining Company	NM	74-2759385
Giant Mid-Continent, Inc.	AZ	86-0784398
Giant Pipeline Company	NM	85-0467397
Giant Yorktown, Inc.	DE	27-0003663
Giant Yorktown Holding Company	DE	20-0805473

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 15, 2004.

PROSPECTUS

$300,000,000

Debt Securities, Preferred Stock, Common Stock, Debt and Equity Warrants,

Stock Purchase Contracts, Stock Purchase Units and Units

       We may offer from time to time up to $300,000,000 in aggregate initial offering price of:

•	Debt Securities;
•	Preferred Stock;
•	Common Stock;
•	Debt and Equity Warrants;
•	Stock Purchase Contracts;
•	Stock Purchase Units; and
•	Units.

      Our common stock is traded on the New York Stock Exchange under the symbol “GI.” We will list any shares of common stock sold under this prospectus and any prospectus supplement on the NYSE, subject to notice of issuance. We have not determined whether we will list any other securities we may offer, but if we decide to seek listing, the prospectus supplement will disclose this fact.

      When we offer securities, we will provide their specific terms in supplements to this prospectus. Our debt securities may be fully and unconditionally guaranteed on an unsecured basis by our subsidiaries as described in “Description of Debt Securities.” The securities offered by this prospectus may be offered directly, through agents or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus, their names and any applicable commissions or discounts will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March      , 2004

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement as if we had authorized it. This prospectus or any applicable prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus or any applicable prospectus supplement constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and the applicable prospectus supplement is accurate as of any date other than their respective dates.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or the “Commission,” utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

      In this prospectus, unless otherwise noted or the context otherwise requires:

•	the terms “Giant,” “we,” “our” and “us” refer to Giant Industries, Inc. and its direct and indirect subsidiaries; and

i

•	the phrase “Four Corners” or “Four Corners area” refers to the area of the southwestern United States where New Mexico, Arizona, Colorado and Utah join. The phrase “Four Corners refineries” refers to our Ciniza and Bloomfield refineries in New Mexico.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement and related exhibits with the Commission. The registration statement contains additional information about us, the debt securities, the preferred stock, the common stock, the guarantees, the warrants, the stock purchase contracts, the stock purchase units and the units. This prospectus does not contain all the information in the registration statement. Any statement contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission is not necessarily complete and in each instance reference is made to the copy of the document filed. We also file annual, quarterly and special reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov. You also may read and copy any document we file at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.

      Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “GI.” You also may inspect and copy our reports, proxy statements and other information filed with the Commission at the New York Stock Exchange, 20 Broad Street, New York, New York.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the “Exchange Act,” until our offering is completed or terminated:

•	Giant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004;

•	Giant’s Current Report on Form 8-K filed on February 12, 2004;

•	Giant’s Proxy Statement related to the annual meeting to be held on April 29, 2004; and

•	the description of Giant’s common stock contained in our Registration Statement on Form S-1 filed with the Commission on October 16, 1989.

      Any statement contained in this prospectus, or in any documents incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings at no cost by writing or telephoning us as follows:

Giant Industries, Inc.

Attention: Kim H. Bullerdick
23733 North Scottsdale Road
Scottsdale, Arizona 85255
(480) 585-8888

ii

      You may also obtain copies of these filings, at no cost, by accessing our website at http://www.giant.com; however, the information found on our website is not considered part of this prospectus.

      You should rely only on the information provided in this prospectus and any supplement or document incorporated by reference. We have not authorized anyone else to provide you with different information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus includes and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Exchange Act. These statements are included throughout this prospectus, including in the section entitled “Risk Factors.” These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “plan,” “intend,” “may,” “project,” “predict,” “will” and terms and phrases of similar import. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate, and the forward-looking statements based on these assumptions could be incorrect. While we have made these forward-looking statements in good faith and they reflect our current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Accordingly, these forward-looking statements are qualified in their entirety by reference to the factors described in “Risk Factors” as well as to other factors in this prospectus. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

iii

GIANT INDUSTRIES, INC.

      We refine and sell petroleum products and operate service stations and convenience stores. Our operations are divided into three strategic business units, the refining group, the retail group and Phoenix Fuel. The refining group operates two refineries in the Four Corners area of New Mexico and one refinery in Yorktown, Virginia. The refining group sells its products to approximately 700 wholesale distributors and retail chains. Our retail group operated 127 service stations at December 31, 2003. The retail group sells its petroleum products and merchandise to consumers located in New Mexico, Arizona and southern Colorado. Phoenix Fuel distributes commercial wholesale petroleum products primarily in Arizona.

      In order to maintain and improve our financial performance, we are focused on several critical and challenging objectives. We will be addressing these objectives in the short-term as well as over the next three to five years. In our view, the most important of these objectives are:

•	Increasing gross margins through management of inventories and taking advantage of sales and purchasing opportunities, while minimizing or reducing operating expenses and capital expenditures.

•	Increasing the available crude oil supply for our Four Corners refineries.

•	Cost effectively complying with current environmental regulations as they apply to our refineries, including future clean air standards, between now and the end of 2008.

•	Planning for the retirement of our $150 million of 9% senior subordinated notes due in 2007.

•	Improving our overall financial health and flexibility by reducing our overall debt and cost of capital, including our interest and financing costs.

      Our principal executive offices are located at 23733 North Scottsdale Road, Scottsdale, Arizona 85255, and our telephone number is (480) 585-8888.

RISK FACTORS

      You should consider the following risks and all of the information set forth in this prospectus and any accompanying prospectus supplement before investing in our securities.

We have a substantial amount of debt that could adversely affect our operations.

      We have a substantial amount of debt. As of December 31, 2003, our total debt was approximately $367 million and stockholders’ equity was approximately $140 million. In addition, at December 31, 2003, we had approximately $37 million of letters of credit outstanding and $63 million of availability under our senior secured revolving credit facility, subject to borrowing base limitations. Our high degree of leverage may have important consequences to you. Among other things, it may:

•	limit our ability to use our cash flow, or obtain additional financing, for future working capital, capital expenditures, acquisitions or other general corporate purposes;

•	restrict our ability to pay dividends if we so desire;

•	require a substantial portion of our cash flow from operations to make debt service payments;

•	limit our flexibility to plan for, or react to, changes in our business and industry conditions;

•	place us at a competitive disadvantage compared to our less leveraged competitors; and

•	increase our vulnerability to the impact of adverse economic and industry conditions and, to the extent of our outstanding debt under our floating rate debt facilities, the impact of increases in interest rates.

      We cannot assure you that we will continue to generate sufficient cash flow or that we will be able to borrow funds under our senior secured revolving credit facility in amounts sufficient to enable us to service our debt or meet our working capital and capital expenditure requirements. If we cannot do so, due to borrowing base restrictions or otherwise, we may be required to sell additional assets, reduce capital expenditures, refinance all or a portion of our existing debt or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. In addition, our ability to incur additional debt will be restricted under the covenants contained in our senior credit facilities and our senior subordinated note indentures.

The rights of the holders of our subordinated debt securities and subordinated guarantees to receive payments will be subordinated to the rights of the holders of our and the subsidiary guarantors’ senior debt.

      The debt securities may be junior to all senior debt and effectively subordinated to any secured debt that we and our subsidiary guarantors have or may have in the future. If we default in the payment of principal or interest with respect to any senior debt, the holders of our subordinated debt securities will not receive any amounts owing on those debt securities unless and until we have cured the default or our senior lenders have waived it. In addition, no payments in respect of our subordinated debt securities may be made during certain periods when an event of default under our senior debt permits the senior debt lenders to accelerate the maturity of the senior debt.

      In the event of any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding regarding our or our subsidiaries’ assets, whether voluntary or involuntary, the holders of our and our subsidiary guarantors’ senior debt will be entitled to receive payment before we can make any payment with respect to any senior subordinated or subordinated debt securities or the subsidiary guarantees. If any of the foregoing events occurs, we cannot assure you that we or our subsidiary guarantors will have sufficient assets to pay amounts due under all of our debt obligations. As a result, the holders of our subordinated debt securities may receive less, ratably, than the holders of senior debt and other creditors, or recover nothing, if any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding occurs.

Our debt instruments impose restrictions on us that may adversely affect our ability to operate our business.

      The indentures governing our existing debt securities contain covenants that, among other things, restrict our ability to:

•	create liens;

•	incur or guarantee debt;

•	pay dividends;

•	repurchase shares of our common stock;

•	sell certain assets or subsidiary stock;

•	engage in certain mergers;

•	engage in certain transactions with affiliates; or

•	alter our current line of business.

      In addition, our senior secured credit facilities contain other and more restrictive covenants. We also must comply with specified financial covenants in our senior secured credit facilities, including maintaining compliance with specified levels of total leverage and senior leverage, fixed charge coverages and consolidated tangible net worth. Some of these financial ratios become more restrictive over the life of the facilities. Our ability to comply with these covenants may be affected by many events beyond our control, and we cannot assure you that our future operating results will be sufficient to comply with the covenants. Our failure to comply with the financial covenants or the other restrictions contained in our senior credit facilities could result in a default, which could cause that debt (and by reason of cross-default provisions, debt under our indentures and other debt) to become immediately due and payable. If we cannot repay those amounts, the lenders under our senior secured credit facilities could proceed against the collateral granted to them to secure that debt. If those lenders accelerate the payment of the senior secured credit facilities, we cannot assure you that our assets would be sufficient to pay that debt and other debt, including any debt securities issued under this prospectus.

The debt securities and guarantees may not be enforceable because of fraudulent conveyance laws.

      Our incurrence of debt, such as the debt securities that may be issued under this prospectus, may be subject to review under United States federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of any of our or the guarantors’ unpaid creditors. Under these laws, if a court were to find that, at the time Giant or a guarantor incurred debt, including debt represented by debt securities or a guarantee, Giant or a guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors or received less than reasonably equivalent value or fair consideration for incurring this debt, and either:

•	was insolvent or was rendered insolvent by reason of the acquisition and related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they matured,

then the court could void the debt security or the guarantee or subordinate the amounts owing under the debt security or the guarantee to our presently existing or future debt or take other actions detrimental to you.

      In addition, the subsidiary guarantors may be subject to the allegation that because they incurred their guarantees for Giant’s benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the proceeding. Generally, a company is considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

      If the debt securities or any guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of Giant or any guarantor whose obligation was not set aside or found to be unenforceable.

We have assumed liabilities in connection with our Yorktown refinery and we may face significant exposure to unknown liabilities.

      We have assumed certain liabilities and obligations in connection with our purchase of the Yorktown refinery in 2002. Among other things, and subject to certain exceptions, we assumed responsibility for all costs, expenses, liabilities and obligations under environmental, health and safety laws caused by, arising from, incurred in connection with or relating to the ownership of the Yorktown refinery or its operation. We agreed to indemnify the sellers for losses incurred in connection with or related to the liabilities and obligations we have assumed. We only have limited indemnification rights against the sellers.

      In particular, we assumed the sellers’ responsibilities relating to the Yorktown refinery under a consent decree among various parties covering various locations. The parties to the consent decree include the United States, BP Exploration and Oil Co., Amoco Oil Company, and Atlantic Richfield Company. We assumed responsibilities as of January 18, 2001, the date the consent decree was lodged with the court. The consent decree requires us to reduce NOx, SO2 and particulate matter emissions at the Yorktown refinery and to upgrade the refinery’s leak detection and repair program. We estimate that we will incur capital expenditures of between $20 million and $27 million to comply with the consent decree through 2006, although we believe we will incur most of these expenditures in 2005 and 2006. In addition, we estimate that we will incur operating expenses associated with the requirements of the consent decree of between $1.6 million and $2.6 million per year.

      We also assumed the sellers’ obligations under an administrative order issued by the federal Environmental Protection Agency or “EPA” in 1991 under the Resource Conservation and Recovery Act. The order requires an investigation of certain areas of the refinery and the development of measures to correct any releases of contaminants or hazardous substances found in these areas. A Resource Conservation and Recovery Act Facility Investigation and a Corrective Measures Study already has been prepared, commented on by the EPA and the Virginia Department of Environmental Quality, or “VDEQ”, and resubmitted for approval. The EPA issued a proposed cleanup plan for public comment in December 2003. The EPA will review all comments, will issue an approved study in coordination with VDEQ, and will make a final remedy decision. We estimate that expenses associated with the actions described in the proposed study will cost from $19 million to $21 million, and will be incurred over a period of approximately 30 years. We believe that about $5 million of this amount will be incurred over an initial 3-year period, and additional expenditures of about $5 million will be incurred over the following 3-year period. Additionally, the facility’s underground sewer system will be cleaned, inspected and repaired as needed as part of the study process. We anticipate that this work will cost from $3 million to $5 million over a period of three to five years, beginning around the time the construction of the corrective action management unit and related remediation work is completed in approximately 2007 or 2008.

If we cannot maintain an adequate supply of feedstocks at our Ciniza and Bloomfield refineries, our operating results may be adversely affected.

      The primary feedstock for our Four Corners refineries is Four Corners Sweet, a locally produced, high quality crude oil. We supplement the crude oil used at our refineries with other feedstocks. These other feedstocks currently include locally produced natural gas liquids and condensate as well as other feedstocks produced outside of the Four Corners area. The most significant of these other feedstocks are the natural gas liquids, consisting of natural gasoline, normal butane and isobutane.

      These refineries continue to be affected by reduced crude oil production in the Four Corners area. The Four Corners basin is a mature production area and as a result is subject to a natural decline in production over time. This natural decline is being offset to some extent by new drilling, field workovers, and secondary recovery projects, which have resulted in additional production from existing reserves.

      As a result of the declining production of crude oil in the Four Corners area in recent years, we have not been able to cost-effectively obtain sufficient amounts of crude oil to operate our Four Corners refineries at full capacity. Crude oil utilization rates for our Four Corners refineries declined from 87% in 1999 to 67% in 2003. Our current projections of Four Corners crude oil production indicate that our crude oil demand will exceed the crude oil supply that is available from local sources for the foreseeable future and that our crude oil capacity utilization rates at our Four Corners refineries will continue to decline.

      We continue to assess long-term options to address the continuing decline in Four Corners crude oil production. The options we are considering include:

•	evaluating potentially economic sources of crude oil produced outside the Four Corners area, including ways to reduce raw material transportation costs to our refineries;

•	evaluating ways to encourage further production in the Four Corners area;

•	changes in operation/configuration of equipment at one or both refineries to further the integration of the two refineries, and reduce fixed costs; and

•	with sufficient further decline in raw material supply, the temporary, partial or permanent discontinuance of operations at one or both refineries.

These alternatives all have differing and, in some cases, significant costs and none of these options may prove to be economically viable. We cannot assure you that the Four Corners crude oil supply for our Ciniza and Bloomfield refineries will continue to be available at all or on acceptable terms for the long term. Any significant interruption or decline in the supply of crude oil or other feedstocks for our Four Corners refineries, either by reduced production or interruption of transportation systems, would have an adverse effect on our Four Corners refinery operations and on our overall operations. In addition, our future results of operations are primarily dependent on producing or purchasing, and selling, sufficient quantities of refined products at margins sufficient to cover fixed and variable expenses. Because large portions of our refineries’ costs are fixed, a decline in refinery utilization due to a decrease in feedstock availability or any other reason could significantly affect our profitability.

      We have pipeline systems for gathering and delivering crude oil to our refineries and for natural gas liquids. If we cannot use either the crude oil pipeline system or the natural gas liquids pipeline, this could have a material adverse effect on our business, financial condition or results of operation. Certain rights-of-way for our crude oil pipeline system must be renewed periodically. A portion of the system, consisting of eight miles or approximately 3% of the entire system, must be renewed in 2006. We expect that substantial lead time will be required to negotiate and complete renewal of these rights-of-way. Additional rights-of-way for pipeline sections consisting of 174 miles or about 70% of the system must be renewed in 2009, and initial discussions for renewal are expected to begin in 2007. Our inability to successfully renew these rights of way would negatively impact our ability to use the crude oil pipeline system, which could have a material adverse effect on our business.

The volatility of crude oil prices and refined product prices may adversely affect our business, financial condition and operating results.

      Our cash flow from operations depends primarily on producing and selling quantities of refined products at refinery margins sufficient to cover fixed and variable expenses. In recent years, crude oil costs and prices of refined products have fluctuated substantially. These costs and prices depend on numerous factors beyond our control, including:

•	the supply of and demand for crude oil, gasoline and other refined products;

•	changes in the economy;

•	changes in the level of foreign and domestic production of crude oil and refined products;

•	worldwide political conditions;

•	the extent of government regulations; and

•	local factors, including market conditions, pipeline capacity, and the level of operations of other refineries in our markets.

      Our crude oil requirements are supplied from sources that include major oil companies, large independent producers, and smaller local producers. In February 2004, we entered into a long-term crude oil supply agreement with Statoil Marketing and Trading (USA), Inc., which we believe will provide a significant proportion of our Yorktown refinery’s crude oil needs over the next five years. We began taking supplies of acidic crude oil at our Yorktown refinery beginning in February 2004. In September 2004, we plan to shut down certain units at the refinery for 20 to 30 days for various upgrades related to the acidic crude oil we will be processing. Following these upgrades at the refinery, the deliveries of crude oil under the Statoil agreement will substantially increase. Except for this long-term supply agreement with Statoil, our crude oil supply contracts are generally relatively short-term contracts with market-responsive pricing provisions. An increase in crude oil prices would adversely affect our operating margins if we cannot pass along the increased cost of raw materials to our customers.

      Our sale prices for refined products are influenced by the commodity price of crude oil. Generally, an increase or decrease in the price of crude oil results in a corresponding increase or decrease in the price of gasoline and other refined products. The timing of the relative movement of the prices, however, as well as the overall change in product prices, could reduce profit margins and could have a significant impact on our refining and marketing operations, earnings and cash flows. In addition, we maintain inventories of crude oil, intermediate products, and refined products, the values of which are subject to rapid fluctuation in market prices. Price level changes during the period between purchasing feedstocks and selling the manufactured refined products could have a significant effect on our operating results. Any long-term adverse relationships between costs and prices could impact our ability to generate sufficient operating cash flows to meet our working capital needs. Furthermore, because of the significantly greater volume of products produced and sold by our Yorktown refinery, as compared to our other operations, we have a much larger exposure to volatile refining margins than we had in the past.

Our industry is highly competitive, and we may not be able to compete effectively against larger competitors with greater resources.

      We operate in a highly competitive industry. Many of our competitors are large, integrated oil companies that, because of their more diverse operations, larger refineries, stronger capitalization and better brand name recognition, are better able to withstand volatile industry conditions than we are, including shortages or excesses of crude oil or refined products or intense price competition. The refineries operated by our competitors are typically larger and more efficient than our refineries. As a result, these refineries may have lower per barrel processing costs. Mergers between large integrated oil companies, and upgrades to competitors’ refineries have, and in the future may, result in increased competition for our refineries.

The completion of certain pipeline projects could result in increased competition by increasing the amount of refined products available in the Albuquerque, El Paso, Tucson, and Phoenix market areas and other market areas.

      We are aware of a number of actions, proposals or industry discussions regarding product pipeline projects that could impact portions of our marketing areas. We have been informed that the potential conversion and extension of the existing Texas-New Mexico crude oil pipeline to transport refined products from West Texas to New Mexico, including Albuquerque and potentially Bloomfield, has been terminated. We have also been informed, however, that the Longhorn Pipeline project that runs from Houston, Texas to El Paso, Texas and connects the Chevron pipeline to the Albuquerque area and to the Kinder-Morgan pipeline to the Phoenix and Tucson, Arizona markets has a planned starting date of June 2004. In addition, there are proposals that may eventually increase the volume of product that can be transported by pipeline from El Paso to the Phoenix and Tucson markets. The completion of some or all of these projects, including the Longhorn Pipeline, would result in increased competition by increasing the amount of refined products potentially available in these markets, as well as improving competitor access to these areas.

Any significant interruptions in the operations of any of our refineries could materially and adversely affect our business, financial condition and operating results.

      Our refining activities are conducted at our two refinery locations in New Mexico and the Yorktown refinery in Virginia. The refineries constitute a significant portion of our operating assets, and our two New Mexico refineries supply a significant portion of our retail operations. As a result, our operations would be subject to significant interruption if any of the refineries were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down.

      During the first four months (May-August, 2002) that we owned the Yorktown refinery, it experienced three significant, unscheduled unit shutdowns, which negatively impacted the amount of high value products we were able to produce and the volume of crude oil we were able to process at the refinery. In addition, on April 28, 2003, a breaker failure disrupted operations at the electric generation plant that supplies our Yorktown refinery with power. As a result of the failure, the refinery suffered a complete loss of power and shut down all processing units. We incurred costs of approximately $1.25 million as a result of the loss of power, and reduced production also resulted in the loss of earnings. If any of the refineries were to experience an interruption in supply or operations, our business, financial condition and operating results could be materially and adversely affected.

Our operations are subject to various hazards that are not fully insured.

      Our operations are subject to normal hazards of operations, including fire, explosion and weather-related perils. We maintain various insurance coverages, including business interruption insurance, subject to certain deductibles and consistent with standard practices for comparable companies. We are not fully insured against certain risks because such risks are not fully insurable, coverage is unavailable or premium costs, in our judgment, do not justify the expenditures. Any such event that causes a loss for which we are not fully insured could have a material and adverse effect on our business, financial condition and operating results.

Compliance with various regulatory and environmental laws and regulations will increase the cost of operating our business.

      Our operations are subject to a variety of federal, state and local environmental, health and safety laws and regulations governing the discharge of pollutants into the soil, air and water, product specifications, the generation, treatment, storage, transportation and disposal of solid and hazardous waste and materials and employee health and safety. Violations of such laws and regulations can lead to substantial fines and penalties. Also, these laws and regulations have become, and are becoming, increasingly stringent. Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, the installation and operation of refinery equipment, pollution control systems and other equipment we do not currently possess, or the acquisition or modification of permits applicable to our activities.

      The EPA has issued a rule pursuant to the Clean Air Act that requires refiners to reduce the sulfur content of gasoline and diesel fuel. Refiners must begin producing gasoline that satisfies low sulfur gasoline standards in 2004, with most refiners required to be in full compliance for all production in 2006. Most refiners also must begin producing highway diesel fuel that satisfies low sulfur diesel standards by June 2006. All refiners and importers must be in full compliance with the new standards by 2010, without exception.

      We applied for temporary relief from the low sulfur gasoline standards at the Yorktown refinery. In March 2003, the EPA approved our application and issued a compliance plan. This compliance plan allowed us to postpone in excess of $25 million of capital expenditures for up to three years from the date we would otherwise have begun these expenditures. We must be in full compliance with the gasoline and diesel sulfur standards by January 1, 2008. The compliance plan requires us to provide the EPA with an annual report on our adherence to the compliance plan and on our progress in meeting the low sulfur standards. If we fail to comply with the conditions set by the EPA, the compliance plan could be modified or revoked. Further, the EPA reserved the right to modify or revoke the compliance plan for other reasons. The EPA must, however, provide us with reasonable notice of any anticipated changes in the plan and reasonable lead time to implement any modifications due to changes in the compliance plan. Modifications to or revocation of the compliance plan could increase the quantity of high-sulfur products, including product components, that do not meet the new standards. This would likely reduce our refining earnings.

      We anticipate that the cost of purchasing and installing the equipment necessary to produce low sulfur gasoline and diesel fuel at the Yorktown refinery will be between $60 million and $70 million depending on the methods selected to reduce the sulfur content and the volume of low sulfur fuel to be produced at the facility. We also anticipate that the majority of these expenditures will occur primarily from 2005 through 2007.

      With respect to the Ciniza and Bloomfield refineries, we believe that we qualify under existing regulations for an extension of the low sulfur gasoline standards until 2007, the date when the annual average sulfur content of our Four Corners gasoline must begin to be reduced. Full compliance is, however, required by 2008. We anticipate that we will spend between $15 million and $20 million to make the necessary changes, primarily in 2005 and 2006, to comply with the low sulfur gasoline and low sulfur diesel rules.

      There are a number of factors that could affect our cost of compliance with the low sulfur standards. For example, because these regulations affect the entire industry, engineering and construction companies will be busy and may charge a premium for their services. Also, the relatively short time left to comply might result in increased costs to expedite ordering for otherwise long delivery items or added overtime by contractors to meet the implementation schedule.

      Although we still believe it will be possible to complete the required projects in a timely manner, we cannot assure you of this. Any failure to complete these projects by the applicable deadlines could result in a reduction of the quantity of gasoline and diesel fuel available for sale, and an increase of the quantity of components not subject to the requirements, such as heating oil, available for sale, which would likely reduce refining earnings.

      Also, applicable laws and regulations govern the investigation and remediation of contamination at our current and former properties, as well as at third-party sites to which we sent wastes for disposal. We may be held liable for contamination existing at current or former properties, notwithstanding that a prior operator of the site, or other third party, caused the contamination. We may be held responsible for costs associated with cleaning up contamination at third-party disposal sites, notwithstanding that the original disposal activities accorded with all then applicable regulatory requirements. We are currently engaged in several such remediation projects.

      Moreover, we face significant exposure from actual or potential claims and lawsuits, brought by either governmental authorities or private parties, alleging non-compliance with environmental, health and safety laws and regulations, or property damage or personal injury caused by the environmental, health or safety impacts of our operations or of historic contamination. Governmental authorities may also impose penalties and fines for alleged violations of environmental laws and regulations.

      Future expenditures related to compliance with environmental, health and safety laws and regulations, the investigation and remediation of contamination, and the defense or settlement of governmental enforcement actions or private-party claims cannot be reasonably quantified in many circumstances for various reasons, including the speculative nature of remediation and clean-up cost estimates and methods, imprecise and conflicting data regarding the hazardous nature of various types of substances, the number of other potentially responsible parties involved, various defenses which may be available to us, and changing environmental laws, regulations and their respective interpretations. We cannot assure you that compliance with such laws or regulations, such investigations or cleanups, or such enforcement proceedings or private-party claims will not have a material adverse effect on our business, financial condition or results of operation.

Our operations are inherently subject to discharges or other releases of petroleum or hazardous substances for which we may face significant liabilities.

      Our operations, as with others in the businesses in which we operate, are inherently subject to spills, discharges or other releases of petroleum or hazardous substances that may give rise to liability to governmental entities or private parties under federal, state or local environmental laws, as well as under common law. Spills, discharges or other releases of contaminants have occurred from time to time during the normal course of our operations, including releases associated with our refineries, pipeline and trucking operations, as well as releases at gasoline service stations and other petroleum product distribution facilities we have operated and are operating. We cannot assure you that additional spills, discharges and other releases will not occur in the future, that future action will not be taken in connection with past incidents (including at the Yorktown refinery), that governmental agencies will not assess penalties against us in connection with any past or future discharges or incidents, or that third parties will not assert claims against us for damages allegedly arising out of any such past or future discharges or incidents.

      Recently, lawsuits have been filed in over 20 states alleging that MTBE, a blendstock used by many refiners in producing specially formulated gasoline, has contaminated water wells. MTBE contamination primarily results from leaking underground or aboveground storage tanks. We are aware of three MTBE lawsuits filed in the fourth quarter of 2003 in Virginia state courts in Patrick, Buchanan, and Greensville Counties. Although we are a named defendant in each suit, we have not been served with notice by the plaintiffs. The plaintiffs are two county boards of education and a county water authority. The suits allege MTBE contamination of water wells owned and operated by the plaintiffs. The plaintiffs assert that numerous refiners, distributors, or sellers of MTBE and/or gasoline containing MTBE are responsible for the contamination. The plaintiffs also claim that the defendants are jointly and severally liable for compensatory and punitive damages, costs, and interest. Joint and several liability means that each defendant may be liable for all of the damages even though that party was responsible for only a small part of the damages. The defendants who have been served have moved to remove the suits to Virginia federal court. We have given our consent to removal of the Patrick and Buchanan suits to federal court. We are evaluating whether to consent to removal of the Greensville suit to federal court. We cannot yet predict whether these lawsuits will materially impact us.

USE OF PROCEEDS

      Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that we will use any net proceeds for general corporate purposes, including repaying or refinancing debt, to fund strategic acquisitions, and for working capital and capital expenditures. We may temporarily invest any proceeds in short-term securities. No strategic acquisitions are currently pending.

RATIO OF EARNINGS TO FIXED CHARGES

      Our ratio of earnings to fixed charges for the periods indicated are as follows:

	For the Year Ended December 31,

	2003	2002	2001	2000	1999

Consolidated ratio of earnings to fixed charges(1)	1.45	*	1.81	1.41	1.57

(1)	The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose “earnings” consist of earnings from continuing operations before income taxes plus the amount of fixed charges. “Fixed charges” include interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

*	Earnings were insufficient to cover fixed charges by $18,576,000 in 2002.

      From 1999 through 2003, no shares of preferred stock were issued or outstanding and we did not pay any preferred stock dividends.

DESCRIPTION OF DEBT SECURITIES

      This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We also will indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The debt securities will be issued under an indenture between us, any guarantors and The Bank of New York, as trustee.

      We may issue debt securities that rank “senior”, “senior subordinated” or “subordinated.” Debt securities that we refer to as “senior securities” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of all senior indebtedness, and may rank equally and ratably with our other senior subordinated indebtedness. We refer to these as “senior subordinated securities.” We also may issue debt securities that are subordinated in right of payment to the senior subordinated securities. These would be “subordinated securities.”

      Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to any indenture and the debt securities to be issued under the indenture or supplemental indentures are summaries of some of the anticipated provisions and are not complete.

General

      The indenture will not limit the aggregate amount of debt securities that may be issued. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, where applicable, the terms of the debt securities, including:

•	the title and series designation of the debt securities;

•	whether the debt securities are senior, senior subordinated or subordinated debt securities;

•	the aggregate principal amount of the debt securities;

•	the price at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	if convertible, the initial conversion price, the conversion period and any other terms governing conversion;

•	the stated maturity date;

•	the rate or rates per annum at which the debt securities will bear interest and the method of calculating interest rates, if any;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest will accrue and any interest payment dates and record dates;

•	any mandatory or optional redemption terms or prepayment, sinking fund or exchangeability provisions;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the dates on which premium, if any, will be payable;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of any deferral period;

•	provisions relating to any security provided for the debt securities;

•	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions relating to any guarantee of the debt securities; and

•	any other terms of the debt securities.

      We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us, unless the reopening was restricted when the series was created. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement.

Form, Exchange and Transfer

      Unless otherwise indicated in the applicable prospectus supplement, debt securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to the series.

      The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name or the name of its nominee. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary that have been designated by any applicable underwriters, agents or us.

      Beneficial interests in global securities will be limited to institutions that are depositary participants or persons that hold interests through them. Ownership and transfer of beneficial interests will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interests in a global security.

      The depositary or its nominee registered as the owner of the global security will be treated by us as the sole owner for all purposes under the indenture and the particular series of debt securities. Unless the prospectus supplement provides otherwise, each owner of a beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of an interest in a global security. We, the trustee, any paying agent and the registrar of debt securities will have no responsibility or liability for any aspect of the records relating to, or to record payments made on account of, beneficial ownership interests.

      If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of that series will be issued in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of that series will be issued in exchange for the global security representing that series of debt securities. Unless we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may be receive individual debt securities of that series in exchange for its beneficial interests. Finally, any debt securities represented by a global security are exchangeable for certificated debt securities in definitive form if a default entitling the holders of the debt securities to accelerate the maturity thereof has occurred and is continuing.

      To the extent material and not otherwise described in this prospectus, the prospectus supplement will describe the method of payment of principal of, and interest and premium, if any, on, a global security. Payments of principal of, premium, if any, and interest on, debt securities will be made to the registered depositary or its nominee.

      At the option of the holder, subject to the terms of the indenture and any limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, or like tenor and aggregate principal amount, in any authorized denomination.

      Subject to the terms of the indenture, and any limitations applicable to global securities described in the applicable prospectus supplement, debt securities duly endorsed or with the form of transfer endorsed thereon and duly executed if so required by us or the registrar, may be presented for exchange or for registration of transfer at the office of the registrar or at the office of any paying agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have initially designated the trustee as registrar, and any additional registrars will be named in the applicable prospectus supplement. We may at any time designate additional registrars, rescind the designation of any office or approve a change in the office through which any registrar acts, except that we will be required to maintain a registrar in each place where the debt securities of each series may be presented for registration of transfer.

      If the debt securities of any series are to be redeemed, we will not be required to:

•	issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the debt securities that may be selected for redemption and ending at the close of business on the day of that mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Subordination of Debt Securities

      We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Subsidiary Guarantees

      Our obligations to pay the principal of, premium, if any, and interest on any debt securities may be unconditionally guaranteed on a joint and several basis by any of the subsidiary guarantors as described in the applicable prospectus supplement.

      The obligations of each subsidiary guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such subsidiary guarantor and after giving effect to any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of such other subsidiary guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such subsidiary guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each subsidiary guarantor that makes a payment or distribution under a guarantee shall be entitled to a contribution from each other subsidiary guarantor.

Covenants

      The indenture may contain covenants that restrict, among other things, our and our subsidiaries’ ability to:

•	pay dividends and make other distributions with respect to capital stock, purchase, redeem or retire capital stock, make certain payments and make investments;

•	incur additional debt and issue preferred stock;

•	sell assets;

•	enter into transactions with affiliates;

•	incur liens;

•	engage in certain business activities; and

•	engage in mergers or consolidations.

      We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Events of Default

      Except as otherwise set forth in the prospectus supplement relating to any debt securities, the term “Event of Default” in the indenture means any of the following:

•	a default in the payment of principal or premium, if any, on the debt security when due and payable;

•	a default for 30 days in payment of any interest on the debt security;

•	a default in performance or breach of any other covenant or agreement in the debt security, the guarantees or the indenture that has not been remedied within 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the debt securities then outstanding;

•	the acceleration of the maturity, or failure to make any payment when due at the final maturity, of any of our other indebtedness having an outstanding principal amount of $15 million or more individually or in the aggregate;

•	judgments or orders for us to pay money in an aggregate amount in excess of $15 million (net of applicable insurance coverage which is acknowledged in writing by the insurer) and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

•	other than a release of a guarantee pursuant to the terms of the indenture, any ineffectiveness of a guarantee or any denial or disaffirmation of a guarantee by any subsidiary guarantor; or

•	certain events involving our or our subsidiaries’ bankruptcy, insolvency or reorganization.

      Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indenture will provide that the trustee may withhold notice to the holders of the outstanding debt securities of any default (except in payment of principal of, or premium, if any, or interest on the outstanding debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

      Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indenture will provide that if an Event of Default (other than with respect to certain events involving our bankruptcy, insolvency or reorganization) occurs and is continuing with respect to debt securities of any series, the trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding may declare the principal of, premium, if any, and accrued but unpaid interest on all debt securities of such series then outstanding to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an Event of Default relating to certain events of our bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and premium, if any, and interest on the debt securities will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind any such acceleration with respect to the outstanding debt securities of such series and its consequences.

      The holders of a majority in principal amount of the outstanding debt securities then outstanding and in default will have the right, by an instrument or concurrent instruments in writing executed and delivered to the trustee, to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture or exercising any trust or power conferred on such trustee, subject to certain limitations specified in the indenture. The indenture will require us to file annually with the trustee a written statement as to compliance with the covenants contained in the indenture.

      Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indenture will provide that no holder of an outstanding debt security may pursue any remedy under the indenture unless:

•	the holder gives the trustee written notice of a continuing Event of Default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of such series make a written request to the trustee to pursue such remedy;

•	the holder or holders offer, and if requested, provide the trustee indemnity and security reasonably satisfactory to it; and

•	the trustee shall have failed to act for a period of 60 days after receipt of such notice, request and offer of indemnity and, within that 60-day period, the holders of at least a majority in principal amount of the outstanding debt securities of such series do not give the trustee a direction that is inconsistent with the request.

However, these provisions do not apply to the right of any holder of debt securities to receive payment of principal of, premium, if any, or interest on that debt security or to bring suit for the enforcement of any payment on or after the due date, which right shall not be impaired or affected without the consent of the holder.

Modification and Waiver

      We may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities. However, we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that modification or amendment would:

•	reduce the percentage of principal amount of outstanding debt securities whose holders may consent to an amendment, supplement or waiver;

•	reduce the rate or change the time for payment of interest, including default interest, on any outstanding debt security;

•	reduce the principal amount of any outstanding debt security or change the maturity date of the outstanding debt securities;

•	reduce the redemption price, including premium, if any, payable upon redemption of any outstanding debt security or change the time at which any outstanding debt security may or shall be redeemed;

•	reduce the repurchase price, including premium, if any, payable upon the repurchase of any outstanding debt security;

•	make any outstanding debt security payable in money other than that stated in the outstanding debt security;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any outstanding debt security; or

•	make any change in the percentage of principal amount of outstanding debt securities necessary to amend or waive compliance with certain provisions of the indenture.

      Except as may otherwise be provided in the applicable supplemental prospectus, in addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination of any debt securities of a series that adversely affects the rights of the holders of the outstanding debt securities of such series will require the consent of the holders of at least 75% in aggregate principal amount of outstanding debt securities of such series then outstanding.

      The indenture will provide that we and the trustee may make modifications, amendments and supplements of the indenture without notice to or consent of any holders of outstanding debt securities in certain limited circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of Giant or any subsidiary guarantor;

•	to provide for uncertificated outstanding debt securities in addition to or in place of certificated outstanding debt securities;

•	to reflect the release of any subsidiary guarantor from its guarantee, or the addition of any of our subsidiaries as a subsidiary guarantor, in the manner provided by the indenture;

•	to comply with any requirement of the Commission to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	evidence and provide for the acceptance of appointment with respect to any debt securities by a successor trustee; or

•	to make any change that would provide any additional benefit or right to the holders or that does not adversely affect the rights of any holder of outstanding debt securities in any material respect.

      The indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities then outstanding may waive any past default under the indenture, except a default in the payment of principal, premium, if any, or interest.

Defeasance and Covenant Defeasance

      Unless the prospectus supplement describes otherwise, we will have two options to discharge our obligations under a series of debt securities before its maturity date. These options are known as “legal defeasance” and “covenant defeasance.” Legal defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series, except for some obligations, such as registering transfers of the debt securities. Covenant defeasance means that as to the applicable series of debt securities, we will not have to comply with certain covenants as described in the indenture.

      To elect either legal defeasance or covenant defeasance for any series of debt securities, we must deposit with the trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the legal defeasance or covenant defeasance, holders will not be required to recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred. For legal defeasance, that opinion must be based on either an Internal Revenue Service ruling or a change in law since the date of the indenture. We also must meet other conditions, such as there being no events of default. The amount deposited with the trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount then needed to pay principal of, and interest and any premium or sinking and payments on, the debt securities when those amounts are scheduled to be paid.

      Our obligations relating to the debt securities will be reinstated if the trustee is unable to pay the debt securities with the deposits held in trust due to an order of any court or governmental authority. It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an event of default not relating to the covenants that were defeased. If that happens, we must pay the debt securities in full at that time using the deposits held in trust or other money.

      Upon the termination of our obligations under the outstanding debt securities and the indenture, the obligations of any subsidiary guarantors under the guarantees also will terminate.

Governing Law

      The indenture and the applicable debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

      The description below summarizes the more important terms of our capital stock. We have previously filed with the Commission copies of our amended and restated certificate of incorporation and bylaws. See “Incorporation of Certain Documents by Reference.” You should refer to those documents for the complete terms of our capital stock. This summary is subject to, and qualified by, references to the description of the particular terms of your securities described in the applicable prospectus supplement.

Preferred Stock

      We are authorized to issue up to 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares were outstanding as of March 5, 2004.

      General. Our board of directors has the authority to issue preferred stock in one or more classes or series and to determine the designations, preferences, limitations and relative rights thereof, without any further action by the stockholders. These may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•	the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of the dividends, whether dividends will be cumulative, and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, we may redeem the shares, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, you may convert the shares of the series into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

      The issuance of preferred stock, or the issuance of rights to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.

      The prospectus supplement will describe the specific terms as to any preferred stock being offered, including:

•	the title of the preferred stock offered;

•	the number of shares of the preferred stock offered;

•	the voting rights of the holders of the preferred stock offered;

•	the offering price of the preferred stock;

•	the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock shall accumulate;

•	the provisions for the auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the preferred stock on a securities exchange;

•	whether the preferred stock is convertible or exchangeable and, if so, the security into which it is convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion or exchange price or the manner of determining it, the conversion or exchange period and any other related provisions;

•	a discussion of federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

      The transfer agent for each series of preferred stock will be described in the applicable prospectus supplement.

Common Stock

      We are authorized to issue up to 50,000,000 shares of common stock, $.01 par value per share. On March 5, 2004, we had 12,621,081 shares of common stock issued, including 3,751,980 shares held as treasury stock and 8,869,101 shares outstanding.

      Voting Rights. The holders of our common stock are entitled to one vote per share on each matter to be decided by the stockholders, subject to the rights of holders of any preferred stock that may be outstanding from time to time. There are no cumulative voting rights in the election of directors. Accordingly, the holders of a majority of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

      Dividend Rights and Limitations. Holders of common stock are entitled to receive dividends as may be declared by the board of directors in its discretion out of funds legally available for this purpose. We do not intend to declare cash dividends in the foreseeable future. We expect to retain earnings to finance the continuing development of our business. Future dividends, if any, will depend upon our financial condition, results of operations, capital requirements, compliance with debt covenants of existing indebtedness, as well as other factors considered relevant by our board of directors.

      Liquidation Rights. Upon liquidation, dissolution or winding up of our affairs, after payment of necessary expenses and all prior claims, including claims of holders of preferred stock, if any, holders of common stock are entitled to share ratably in our remaining assets available for distribution, if any.

      Miscellaneous. All outstanding shares of our common stock are validly issued, fully paid and nonassessable. The shares of common stock are not subject to any preemptive, subscription, redemption or conversion rights.

      Transfer Agent. The transfer agent and registrar of our common stock is ComputerShare Trust Company, Inc.

DESCRIPTION OF DEBT AND EQUITY WARRANTS

      We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock or common stock. We will enter into a warrant agreement with a warrant agent pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the Commission at or before the time we offer the applicable series of warrants.

      In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered. These include the following, if applicable:

•	the title of the warrants offered;

•	the offering price;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will deem the warrants to be automatically exercised;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the federal income tax consequences of the warrants;

•	the rights, if any, we have to redeem the warrants;

•	the name of the warrant agent; and

•	any other terms of the warrants.

      Each warrant will entitle the holder to purchase the debt securities or preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be adjusted upon the occurrence of certain events as set forth in the applicable prospectus supplement. The warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise set forth in the prospectus supplement, before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

      Except as otherwise set forth in the prospectus supplement, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants to effect changes that are consistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities of third parties, securing the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts or stock purchase units, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement also will discuss material United States federal income tax considerations applicable to the stock purchase contracts or stock purchase units.

DESCRIPTION OF UNITS

      We also may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

      The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to the units.

PLAN OF DISTRIBUTION

      We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.

      We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

      If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Unless otherwise set forth in the prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.

      We also may, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

      Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

      We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

      The validity of the securities will be passed upon for us by Fennemore Craig, P.C., Phoenix, Arizona.

EXPERTS

      The financial statements and the related financial statement schedule incorporated in this prospectus by reference from Giant’s Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which express unqualified opinions and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations” in 2003, and the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” in 2002), which are incorporated herein by reference, and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Debt Securities, Preferred Stock, Common Stock,

Debt and Equity Warrants, Stock Purchase Contracts,
Stock Purchase Units and Units

PROSPECTUS

The date of this prospectus is March      , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

SEC registration fee	$38,010
*Rating Agency fees	$125,000
*Printing expenses	$200,000
*Legal fees and expenses	$300,000
*Accounting fees and expenses	$300,000
*Blue Sky fees	$10,000
*Miscellaneous expenses	$100,000

Total	$1,073,010

*Estimated

Item 15.	Indemnification of Directors and Officers

      Giant Industries, Inc. (the “Company”) has purchased insurance on behalf of the registrants’ directors and officers against certain liabilities that may be asserted against such persons in connection with any actual or alleged Wrongful Act (as defined in the policy) in their capacities as directors and officers of the registrants, including certain liabilities under the federal and state securities laws, except to the extent that the registrants have indemnified the directors and officers.

      The following contains summaries of certain circumstances in which indemnification is provided pursuant to the registrants’ Certificate or Articles of Incorporation and Bylaws. Such summaries are qualified in their entirety by reference to the registrants’ Certificate or Articles of Incorporation and Bylaws.

The Company, Giant Yorktown, Inc. and Giant Yorktown Holding Company

      As permitted by the Delaware General Corporation law (the “DGCL”), the Company’s Restated Certificate of Incorporation and the Certificates of Incorporation of Giant Yorktown, Inc. (“Yorktown”) and Giant Yorktown Holding Company (“Holding”) provide that a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including grossly negligent business judgments made in good faith, except for liability (i) for breach of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the DGCL and the respective Bylaws of the Company, Yorktown, and Holding under certain circumstances, provide for the indemnification of the Company’s, Yorktown’s, and Holding’s officers, directors, employees, and agents against liabilities, which they may incur in such capacities.

      Section 145 of the DGCL provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

      The Company’s and Holding’s Bylaws provide that no person seeking indemnification may be denied indemnification unless the Board of Directors or the stockholders of such company determine in good faith, or independent legal counsel for such company opines in writing, that the standards for indemnification have not been met. A successful defense is deemed conclusive evidence of a person’s right to be indemnified against expenses. The Company or Holding may advance funds to pay the expenses of any person involved in such action provided that the Company or Holding, as applicable, receives an undertaking that the person will repay the advanced funds if it is ultimately determined that he is not entitled to indemnification.

      Yorktown’s Bylaws provide that all expenses (including attorneys’ fees), costs, judgments, fines and amounts paid in settlement actually and reasonably incurred by a person seeking indemnification shall be paid by Yorktown in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, Yorktown must receive an undertaking by or on behalf of such person to repay the amounts advanced if a final adjudication is made by a court of competent jurisdiction that such person was not entitled to indemnification. Such advances shall be mandatory, and no determination of the Board of Directors shall be required as a condition to such advances.

      Indemnification may also be granted pursuant to provisions of Bylaws, which may be adopted in the future, pursuant to the terms of agreements that may be entered into in the future or pursuant to a vote of stockholders or disinterested directors.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Giant Arizona, Giant Four Corners, Inc., Phoenix Fuel Co., Inc. and Giant Mid-Continent, Inc.

      With respect to Giant Industries Arizona, Inc., Giant Four Corners, Inc., Phoenix Fuel Co., Inc. and Giant Mid-Continent, Inc., all Arizona corporations (collectively referred to herein as the “Arizona Subsidiaries”), the Arizona Revised Statutes empower a corporation to indemnify directors or officers of the corporation who are made a party to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the corporation only if that person acted in good faith and reasonably believed (a) in the case of conduct in the person’s official capacity with the corporation that the person’s conduct was in its best interest; and (b) in all other cases, the person’s conduct was at least not opposed to the Arizona Subsidiaries’ best interests. In the case of any criminal proceeding, the person must have had no reasonable cause to believe that the person’s conduct was unlawful. Indemnification shall not be provided in respect of: (i) any proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation, or (ii) any proceeding charging improper financial benefit to the person, whether or not involving action in the person’s official capacity for the corporation, in which the person was adjudged liable on the basis that financial benefit was improperly received by that person.

      Unless ordered by a court, indemnification pursuant to the foregoing may only be made by the Arizona Subsidiaries as authorized in a specific case upon a determination that indemnification is proper under the circumstances because the director or officer has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors of the Arizona Subsidiary, acting by a majority vote of a quorum consisting of directors who are not parties to the proceeding; (b) by special legal counsel selected by a majority vote of the disinterested directors or, if there are no disinterested directors, by majority vote of the board; or (c) by the stockholders, but shares owned by or voted under the control of persons who are parties to the proceeding shall not be voted.

      In addition, under Arizona law, unless limited by the articles of incorporation, the Arizona Subsidiaries are required to indemnify a director or officer against expenses in connection with any lawsuit or proceeding if such person has been successful on the merits or otherwise in the defense of such lawsuit or proceeding. Further, the Arizona Subsidiaries are required to indemnify an outside director against liability except (1) in the cases described above in which indemnification is not permitted and (2) if a court determines that the director did not meet the applicable standard of conduct. The Arizona Subsidiaries may advance or pay expenses incurred by a director or officer in advance of final disposition of a proceeding if all of the following conditions exist: (a) the person furnishes the corporation with a written affirmation of the person’s good faith belief that the person has met the applicable standard of conduct; and (b) the person furnishes the corporation with a written undertaking by or on behalf of such person to repay the advance if it is ultimately determined that the person did not met the applicable standard of conduct.

      The respective Articles of Incorporation (“Articles”) and Bylaws of the Arizona Subsidiaries provide that the Arizona Subsidiaries shall indemnify each director and officer to the fullest extent permitted by law. The Arizona Subsidiaries’ Bylaws extend that protection to employees and agents of the corporation. No modification of the indemnification provision may adversely affect any director’s or officer’s right to indemnification with respect to any act or omission occurring prior to such modifications.

      The Arizona Subsidiaries’ respective Articles provide that no director of the Arizona Subsidiaries shall be liable to the Arizona Subsidiaries or their respective stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the Articles and Arizona law do not permit the elimination of liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for authorizing the unlawful payment of a dividend or other distribution on shares of the corporation’s capital stock; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any violation of Section 10-041 of the Arizona Revised Statues, which relates to directors’ conflicts of interests. The effect of this provision in the Articles is to eliminate the rights of the Arizona Subsidiaries and their respective stockholders (through stockholders’ derivative suits on behalf of the Arizona Subsidiaries) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through (e) above. This provision will not alter the liability of directors under federal securities laws.

Giant Stop-N-Go of New Mexico, Inc., Ciniza Production Company, San Juan Refining Company, and Giant Pipeline Company

      With respect to Giant Stop-N-Go of New Mexico, Inc., Ciniza Production Company, San Juan Refining Company, and Giant Pipeline Company, all New Mexico corporations (collectively referred to herein as the “New Mexico Subsidiaries”), Section 53-11-4.1 NMSA 1978 of the New Mexico Business Corporation Act empowers a corporation to indemnify directors, officers, employees or agents of the corporation who are made a party to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation only if that person acted in good faith and reasonably believed (a) in the case of conduct in the person’s official capacity with the corporation that the person’s conduct was in its best interest; and (b) in all other cases, the person’s conduct was at least not opposed to the New Mexico Subsidiaries’ best interests. In the case of any criminal proceeding, the person must have had no reasonable cause to believe that the person’s conduct was unlawful. Indemnification shall not be provided in respect of any proceeding charging improper personal benefit to the person, whether or not involving action in the person’s official capacity for the corporation, in which the person shall have been adjudged to be liable on the basis that personal benefit was improperly received by that person.

      If a determination has been made by the board of directors that the person has been wholly successful in the defense of the proceeding brought against him, or if a court should so determine that indemnification is required, the person shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

      The New Mexico Subsidiaries may not indemnify a person until a determination has been made that the indemnification of that person in permissible under the circumstances because that person has met the standards of conduct required by Section 53-11-4.1B NMSA 1978. This determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to the proceeding; (2) if that quorum cannot be obtained, by a majority vote by a committee of the board elected by a majority of the full board; (3) by special legal counsel selected by the board of directors or a committee thereof; or (4) by the stockholders. The reasonable expenses incurred by a person who is a party to the proceeding may be paid or reimbursed by the corporation in advance if (1) that person furnishes the New Mexico Subsidiaries with a written affirmation of his good faith belief that the person has met the standard of conduct necessary for indemnification by the New Mexico Subsidiaries; (2) the person furnishes the New Mexico Subsidiaries a written undertaking by or on his behalf to repay that amount if it is ultimately determined that the person has not met those standards of conduct; and (3) a determination is made that the facts then known to those making the determination will not preclude indemnification.

      The Bylaws of the New Mexico Subsidiaries provide for indemnification of directors and officers and each person who may serve at the corporation’s request as the director or officer of another corporation in which the corporation owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred in connection with the settlement or defense of any action, suit or proceeding, civil or criminal, in which that person is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the corporation. This provision specifically indemnifies each such director and officer from payment of any judgment, levy, or demand that might be granted against that person by virtue of his occupancy of that office growing out of any such action, suit or proceeding.

      The Bylaws of the New Mexico Subsidiaries provide that the indemnification contained therein is in addition, and not in lieu of, the indemnification of directors and officers described in Section 53-11-4.1 NMSA 1978, as that law may be amended from time to time.

      The Articles of San Juan Refining Company provide that, subject to certain exceptions, its directors shall not be personally liable to it or it stockholders for monetary damages for breach of fiduciary duties.

Item 16.	Exhibits

      The following exhibits are filed with this registration statement:

Exhibit
No.	Description

1.1*	Forms of Underwriting Agreements (Debt Securities, Preferred Stock, Common Stock, Warrants (Debt and Equity), Stock Purchase Contracts, Stock Purchase Units and Units).
2.1	Asset Purchase Agreement dated February 8, 2002, by and among, BP Corporation North America Inc., BP Products North America Inc., and Giant Industries, Inc. Incorporated by reference to Exhibit 2.3 to Giant’s Annual Report on Form 10-K for fiscal year ended December 31, 2001, File No. 1-10398.
4.1	Restated Certificate of Incorporation of Giant Industries, Inc., a Delaware corporation. Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Giant’s Registration Statement on Form S-1 under the Securities Act of 1933 as filed December 12, 1989, File No. 33-31584.

Exhibit
No.	Description

4.2	Bylaws of Giant Industries, Inc., a Delaware corporation, as amended September 9, 1999. Incorporated by reference to Exhibit 3.2 to Giant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-10398.
4.3	Indenture dated as of August 26, 1997, among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as Trustee, relating to $150,000,000 of 9% Senior Subordinated Notes due 2007. Incorporated by reference to Exhibit 4.8 to Giant’s Registration Statement on Form S-4 under the Securities Act of 1933 as filed October 9, 1997, File No. 333-37561.
4.4	Indenture, dated as of May 14, 2002, among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as Trustee, relating to $200,000,000 of 11% Senior Subordinated Notes due 2012. Incorporated by reference to Exhibit 4.2 to Giant’s Registration Statement on Form S-4 under the Securities Act of 1933 as filed July 15, 2002, File No. 333-92386.
4.5*	Form of Indenture.
4.6*	Form of Debt Security.
4.7*	Form of Certificate of Designation for Preferred Stock.
4.8*	Form of Preferred Stock Certificate.
4.9*	Form of Equity Warrant Agreement.
4.10*	Form of Equity Warrant (included in Exhibit 4.9).
4.11*	Form of Debt Warrant Agreement.
4.12*	Form of Debt Warrant (included in Exhibit 4.11).
4.13*	Form of Purchase Contract.
4.14*	Form of Unit Agreement, including form of Unit Certificate.
4.15	Specimen Certificate for shares of Common Stock, par value $.01 per share. Incorporated by reference to Exhibit 4.1 to Giant’s Registration Statement on Form S-1 under the Securities Act of 1933 as filed October 16, 1989, File No. 33-31584.
5.1**	Opinion of Fennemore Craig, P.C., as to the legality of the securities being registered by Giant.
12.1**	Statement of Computation of Ratios.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).
24.1**	Powers of Attorney (included in the signature pages of this registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings

      (a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Giant pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

GIANT INDUSTRIES, INC.

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK B. COX Mark B. Cox	Vice President, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)

James E. Acridge	Director

/s/ ANTHONY J. BERNITSKY Anthony J. Bernitsky	Director

/s/ GEORGE M. RAPPORT George M. Rapport	Director

Signature	Title

/s/ RICHARD T. KALEN, JR. Richard T. Kalen, Jr.	Director

/s/ LARRY L. DEROIN Larry L. DeRoin	Director

/s/ BROOKS J. KLIMLEY Brooks J. Klimley	Director

/s/ DONALD M. WILKINSON Donald M. Wilkinson	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Industries Arizona, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

GIANT INDUSTRIES ARIZONA, INC.

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Ciniza Production Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

CINIZA PRODUCTION COMPANY

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Stop-N-Go of New Mexico, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

GIANT STOP-N-GO OF NEW MEXICO, INC.

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Four Corners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

GIANT FOUR CORNERS, INC.

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Phoenix Fuel Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

PHOENIX FUEL CO., INC.

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, San Juan Refining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

SAN JUAN REFINING COMPANY

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Mid-Continent, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

GIANT MID-CONTINENT, INC.

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Pipeline Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

GIANT PIPELINE COMPANY

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Yorktown, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

GIANT YORKTOWN, INC.

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Yorktown Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 15, 2004.

GIANT YORKTOWN HOLDING COMPANY

By:	/s/ FRED L. HOLLIGER

Fred L. Holliger
Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Mark B. Cox, Kim H. Bullerdick and Roger D. Sandeen and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2004.

Signature	Title

/s/ FRED L. HOLLIGER Fred L. Holliger	Chief Executive Officer (Principal Executive Officer)

/s/ KIM H. BULLERDICK Kim H. Bullerdick	Director

/s/ MARK B. COX Mark B. Cox	Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Chief Accounting Officer and Director (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit
No.	Description

1.1*	Forms of Underwriting Agreements (Debt Securities, Preferred Stock, Common Stock, Warrants (Debt and Equity), Stock Purchase Contracts, Stock Purchase Units and Units).
2.1	Asset Purchase Agreement dated February 8, 2002, by and among, BP Corporation North America Inc., BP Products North America Inc., and Giant Industries, Inc. Incorporated by reference to Exhibit 2.3 to Giant’s Annual Report on Form 10-K for fiscal year ended December 31, 2001, File No. 1-10398.
4.1	Restated Certificate of Incorporation of Giant Industries, Inc., a Delaware corporation. Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Giant’s Registration Statement on Form S-1 under the Securities Act of 1933 as filed December 12, 1989, File No. 33-31584.
4.2	Bylaws of Giant Industries, Inc., a Delaware corporation, as amended September 9, 1999. Incorporated by reference to Exhibit 3.2 to Giant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-10398.
4.3	Indenture dated as of August 26, 1997, among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as Trustee, relating to $150,000,000 of 9% Senior Subordinated Notes due 2007. Incorporated by reference to Exhibit 4.8 to Giant’s Registration Statement on Form S-4 under the Securities Act of 1933 as filed October 9, 1997, File No. 333-37561.
4.4	Indenture, dated as of May 14, 2002, among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as Trustee, relating to $200,000,000 of 11% Senior Subordinated Notes due 2012. Incorporated by reference to Exhibit 4.2 to Giant’s Registration Statement on Form S-4 under the Securities Act of 1933 as filed July 15, 2002, File No. 333-92386.
4.5*	Form of Indenture.
4.6*	Form of Debt Security.
4.7*	Form of Certificate of Designation for Preferred Stock.
4.8*	Form of Preferred Stock Certificate.
4.9*	Form of Equity Warrant Agreement.
4.10*	Form of Equity Warrant (included in Exhibit 4.9).
4.11*	Form of Debt Warrant Agreement.
4.12*	Form of Debt Warrant (included in Exhibit 4.11).
4.13*	Form of Purchase Contract.
4.14*	Form of Unit Agreement, including form of Unit Certificate.
4.15	Specimen Certificate for shares of Common Stock, par value $.01 per share. Incorporated by reference to Exhibit 4.1 to Giant’s Registration Statement on Form S-1 under the Securities Act of 1933 as filed October 16, 1989, File No. 33-31584.
5.1**	Opinion of Fennemore Craig, P.C., as to the legality of the securities being registered by Giant.
12.1**	Statement of Computation of Ratios.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).
24.1**	Powers of Attorney (included in the signature pages of this registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.